Exhibit 10.2

GENERAL RELEASE

THIS GENERAL RELEASE (this “Release”) is dated as of August 29, 2003, by and between Golf Trust of America, Inc., a Maryland corporation (the “Company”), and Scott D. Peters, an individual (the “Executive”).

THE COMPANY AND THE EXECUTIVE ENTER THIS RELEASE on the basis of the following facts, understandings and intentions:

A.                                   The Executive has been an executive of the Company employed under that certain Employment Agreement dated as of February 7, 1997, as amended and restated as of July 25, 1997, and as further amended and restated as of November 8, 1999 (the “Original Agreement”), which employment commenced on the date of the closing of the Company’s initial public offering on February 12, 1997.

B.                                     The Executive and the Company agreed to amend the Original Agreement pursuant to an agreement dated February 25, 2001 (the “February 25, 2001 Agreement”).

C.                                     As a result of certain changed circumstances of the Company since the execution of the February 25, 2001 Agreement, and the Company’s desire to retain the Executive as a full-time employee on an interim basis and, thereafter, transition the Executive to a modified schedule, the Company and the Executive entered into that certain Fourth Amended and Restated Employment Agreement dated as of August 29, 2003 (the “Current Employment Agreement”).

D.                                    In consideration for the Company entering into the Current Employment Agreement, the Executive agreed to execute and deliver a full release of the Company (and its affiliates), and the Company and the Executive now desire to enter into such full release.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Current Employment Agreement and contained herein, the Company and the Executive agree as follows:

1.                                       Releases; Claims.  The Executive, on behalf of himself and his spouse, heirs, assigns, executors, administrators, representatives and/or estate, hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, its subsidiaries, divisions and related or affiliated entities, and each of their respective predecessors, successors or assigns, and the officers, directors, partners, stockholders, shareholders, equity holders, representatives, employees and agents of each of the foregoing (collectively, the “Releasees”), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses, (including, without limitation, attorneys’ fees and costs actually incurred), known or unknown, that directly or indirectly arise out of, relate to or concern the Executive’s employment with the Company on or prior to the date of this Release (collectively, the “Claims”), which the Executive has, owns or holds, or at any time heretofore has owned or held against the Releasees, including, without limitation, express or implied, all Claims for: breach of express or implied contract; promissory estoppel, fraud, deceit or misrepresentation; intentional, reckless or negligent infliction of emotional distress; breach of any express or implied covenant of employment, including the covenant of good faith and fair dealing; interference with contractual or advantageous relations; discrimination on any basis under federal, state or local law, including without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, as amended, the Age Discrimination in Employment Act, as amended, the California Fair Employment and Housing Act, Cal. Gov’t. Code §§ 12940, et seq., as amended, and all other similar laws of other states; and all claims for defamation or damaged reputation; excepting only those liabilities (if any) to the Executive which the Company may incur by failing to perform a material obligation under the Current Employment Agreement.

2.                                       California Code.  This Release shall be effective as a bar to each and every Claim stated in Section 1 above. Accordingly, the Executive expressly waives any and all rights and benefits conferred by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Executive acknowledges that the Executive may hereafter discover claims or facts in addition to or different from those which the Executive now knows or believes to exist with respect to the subject matter of this Release and which, if known or suspected at the time of executing this Release, may have materially affected its terms.  Nevertheless, the Executive hereby waives any rights, claims or causes of action that might arise as a result of such different or additional claims or facts, excepting only those liabilities (if any) to the Executive which the Company may incur by failing to perform a material obligation under the Current Employment Agreement.

3.                                       No Complaints.  The Executive represents and warrants that the Executive has not filed any complaints or charges asserting any Claims against the Releasees with any local, state or federal agency or court.  The Executive further represents and warrants that the Executive has not assigned or transferred to any person or entity any Claims or any part or portion thereof.

4.                                       No Claims.  The Executive agrees that the Executive shall not hereafter pursue any Claim against any Releasee by filing a lawsuit in any local, state or federal court for or on account of anything which has occurred up to the present time; provided, however, that nothing in this Section 4 shall be deemed to release the Company from any claims that the Executive may have against the Company in the future which accrue after the date of the Current Employment Agreement based upon a material default thereunder by the Company.

5.                                       General.

5.1                                 Severability.  The invalidity or unenforceability of any provision or provisions of this Release shall not affect the validity or enforceability of any other provision of this Release or any provision of the Current Employment Agreement, which shall remain in full force and effect.

5.2                                 Assignment.  This Release may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit of any such successor.

5.3                                 Counterparts.  This Release may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

5.4                                 Headings.  The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Release.

5.5                                 Choice of Law; Consent to Jurisdiction.  This Release shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of South Carolina (without reference to the choice of law provisions of the State of South Carolina), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Release, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern and except as provided in Section 2 hereof.  Each of the parties agree to submit to the exclusive jurisdiction of the federal and state courts of the State of South Carolina with respect to the interpretation of this Release or for the purposes of any action arising out of or relating to this Release.

5.6                                 WAIVER OF JURY TRIAL.  TO THE EXTENT APPLICABLE, EACH OF THE PARTIES TO THIS RELEASE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS RELEASE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS RELEASE.

5.7                                 Executive’s Acknowledgment.  The Executive acknowledges (a) that the Executive has had the opportunity to consult with independent counsel of the Executive’s own choice concerning this Release, and (b) that the Executive has read and understands the Release, is fully aware of its legal effect, and has entered into it freely based on the Executive’s own judgment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Release as of the date and year first written above.

“COMPANY”

GOLF TRUST OF AMERICA, INC., a Maryland corporation

By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer

“EXECUTIVE”

/s/ Scott D. Peters
SCOTT D. PETERS

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